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                                                                     EXHIBIT 4.3



                              CERTIFICATE OF TRUST
                                       OF
                                  FW CAPITAL I

         This Certificate of Trust of FW Capital I (the "Trust"), dated November 6th, 1998, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

1.       NAME. The name of the business trust formed hereby is FW Capital I.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration.

3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon its filing.

         IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                             WILMINGTON TRUST COMPANY,
                                             as Trustee



                                             By: /s/ Donald G. Mackelcan
                                                -------------------------------
                                             Name:  Donald G. Mackelcan

                                             Title:  Assistant Vice President